Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Debra Nalchajian-Cohen

Cohen Communications

(559) 222-1322

CENTRAL VALLEY COMMUNITY BANCORP

REPORTS EARNINGS GROWTH FOR FIRST QUARTER 2006

CLOVIS, CALIFORNIA…April 13, 2006… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), are extremely pleased to report that unaudited consolidated net income for the first three months of 2006 exceeded the first quarter of 2005 by 20%.  The net income reflects a $400,000 addition to the allowance for credit losses.   Diluted EPS for the first three months of 2006 was $0.22 compared to $0.19 for the first three months of 2005.   Net income for the first three months of 2006 was $1,430,000 compared to $1,194,000 for the same period in 2005.

Return on average equity for the first three months of 2006 was 13.40% compared to 13.22% for the same period of 2005.   Return on average assets was 1.22% for the first quarter of 2006 compared to 1.08% for the same period in 2005.

“First quarter 2006 launched the year with strong earnings performance, the opening of the Bank’s tenth office in Downtown Fresno in February, and the announcement of plans to expand our service area in Fresno’s Sunnyside region with the opening of our eleventh office by the end of the year,” said Daniel J. Doyle, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.

In comparing first quarter 2006 to first quarter 2005, total loans continued to grow at a double-digit pace.  Average total loans increased $38,477,000 or 15% in the first three months of 2006 compared to the first three months of 2005.  Asset quality continues to be strong.  The Company had one non-accrual loan at March 31, 2006 totaling $591,000, compared to three loans totaling $1,308,000 at March 31, 2005, and had no real estate owned at March 31, 2006 or 2005.  In the first quarter of 2006, the Company recorded a charge-off, related to one commercial relationship in the Sacramento area.  The addition of $400,000 to the allowance for credit losses was to restore the allowance for the charge-off and to accommodate loan growth over the past year.

Average deposits for the first quarter of 2006 were $417,555,000 compared to $395,840,000 for the same period of 2005, a 5% increase.

The Company’s net interest margin (fully tax equivalent basis) increased 55 basis points in the periods under review, as total average interest earning assets increased $26,134,000, from $402,252,000 for the first quarter of 2005 to $428,386,000 for the first quarter of 2006. Non-interest income increased 14.6% in the periods under review mostly due to a gain on sale of investments as the Company repositioned its short term municipal portfolio and realized a gain of $125,000.  Non-interest expense increased 6.6% mainly due to salary expenses from an increase in the number of employees and ordinary increases in salaries and benefits.

The influence of the Company’s agricultural portfolio, particularly for raisins and nuts, is reflected in the differences in loan and deposit volumes from December 31, 2005 to March 31, 2006.  Generally, agricultural processors sell the crops harvested in the fourth quarter of each year and hold the funds to be disbursed to the farmers until the first quarter of the following year, creating a temporary increase in deposits.  In the first quarter of each year, the farmers then pay down their agricultural loans with their crop proceeds.  This trend is reflected in the first quarter loan and deposit numbers. Total assets decreased 2.0% during the first three months of 2006 from $483,677,000 as of December 31, 2005, to $474,151,000 as of March 31, 2006. Total gross loans decreased 2.7% to $293,618,000 as of March 31, 2006, compared to $301,802,000 as of December 31, 2005.  Total deposits decreased 2.5% to $420,101,000 as of March 31, 2006, compared to $430,989,000 as of December 31, 2005.   The agricultural borrowings are expected to increase as the farmers begin their new crop year. The loan to deposit ratio at March 31, 2006 was 69.9% compared to 70.0% at December 31, 2005.

Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Clovis, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp.  Central Valley Community Bank currently operates ten full-service offices in Clovis, Fresno, Kerman, Madera, Oakhurst, Prather and Sacramento.  An eleventh office is currently scheduled to open in the Sunnyside area of Fresno by the end of 2006.  Additionally, the Bank operates Real Estate Lending, SBA Lending and Agribusiness Lending Departments.  Investment services are also provided by Investment Centers of America.  Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers, William S. Smittcamp, and Joseph B. Weirick.

More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com.

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Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2005.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

CENTRAL VALLEY COMMUNITY BANCORP

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

(In thousands, except share amounts)	March 31, 2006	December 31, 2005	March 31, 2005
ASSETS
Cash and deposits in other banks	$19,478	$23,083	$18,807
Federal funds sold	31,315	29,830	25,398
Available-for-sale investment securities	106,116	105,592	118,950
Loans, less allowance for credit losses of $3,195 at March 31, 2006, $3,339 at Dec. 31, 2005 and $3,457 at March 31, 2005	290,423	298,463	259,767
Bank premises and equipment, net	3,078	2,912	3,080
Goodwill and intangible assets	10,166	10,241	10,401
Accrued interest receivable and other assets	13,575	13,556	13,148

Total assets	$474,151	$483,677	$449,551

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$131,534	$153,004	$123,902
Interest bearing	288,567	277,985	278,829
Total deposits	420,101	430,989	402,731

Borrowings	4,188	6,500	6,500
Accrued interest payable and other liabilities	6,848	4,665	4,330

Total liabilities	431,137	442,154	413,561

Shareholders equity:
Common Stock and paid-in capital, 80,000,000 shares authorized; outstanding 5,923,540, 5,891,820, and 5,781,860	13,287	13,053	12,437
Retained earnings	30,407	28,977	24,127
Accumulated other comprehensive loss, net of taxes	(680)	(507)	(574)
Total shareholders’ equity	43,014	41,523	35,990

Total liabilities and shareholders’ equity	$474,151	$483,677	$449,551

CENTRAL VALLEY COMMUNITY BANCORP

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(Unaudited)

For the three months ended	March 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	March 31, 2005
(In thousands except per share amounts)

Net interest income	$5,965	$5,945	$5,592	$5,357	$5,037
Provision for credit losses	400	500	10	—	—
Net interest income after provision for credit losses	5,565	5,445	5,582	5,357	5,037
Total non-interest income	980	933	960	1,012	855
Total non-interest expense	4,320	3,811	3,953	3,978	4,051
Provision for income taxes	795	899	940	858	647
Net income	$1,430	$1,668	$1,649	$1,533	$1,194

Basic earnings per share	$0.24	$0.28	$0.28	$0.26	$0.21
Diluted earnings per share	$0.22	$0.25	$0.26	$0.24	$0.19

CENTRAL VALLEY COMMUNITY BANCORP

SELECTED RATIOS

(Unaudited)

For the three months ended	March 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	March 31, 2005
(Dollars in thousands)
Allowance for credit losses to total loans	1.09%	1.11%	1.21%	1.26%	1.31%
Nonperforming loans to total loans	0.20%	0.20%	0.20%	0.36%	0.50%
Total non-performing assets	$591	$616	$591	$1,023	$1,308
Net interest margin (calculated on a fully tax equivalent basis)	5.74%	5.65%	5.57%	5.40%	5.19%
Return on average assets	1.22%	1.41%	1.45%	1.36%	1.08%
Return on average equity	13.40%	16.26%	16.67%	16.15%	13.22%